Consent of Attorney

Relevant Links, Inc.
5655 S. Yosemite St. #109
Greenwood Village, Colorado 80111

RE: Form SB-1 of Relevant Links, Inc filed with the Securities and Exchange Commission on or about December 12, 2000 (“Form SB-1”).

Gentlemen,

     The undersigned hereby consents to the use of its name in the Form SB-1 and the use of my opinion of legality filed as an exhibit to the form SB-1 Registration.

Sincerely,

/s/ Jeffrey H. Mackay
Jeffrey H. Mackay, Esq.
4855 Voltaire Street
San Diego, CA 92107